SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GEN CIGAR HLDG INC A

          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                12/16/98           20,000            10.5469
                                11/30/98           14,000             9.9964
               THE GABELLI SMALL CAP GROWTH FUND
                                12/16/98           15,000            10.5500
                                12/15/98           27,000             9.7630
               THE GABELLI EQUITY TRUST,INC.
                                11/27/98           20,000            10.0297
          GAMCO INVESTORS, INC.
                                12/17/98            5,000             9.8750
                                12/17/98           22,000            10.0000
                                12/16/98            6,000            10.2292
                                12/15/98            3,000             9.4896
                                12/14/98            5,500             9.0000
                                12/10/98            2,900             9.3750
                                11/30/98            5,000            10.0000
                                11/27/98            4,600             9.9864













          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.